FOR IMMEDIATE RELEASE

Highpower International, Inc. Reports Second Quarter 2013 Financial Results

Strongest lithium quarter in company history; Reaffirms full year guidance

San Francisco, USA & Shenzhen, China – August 13, 2013 – Highpower International, Inc. (NasdaqGM: HPJ), a developer, manufacturer and marketer of nickel-metal hydride (Ni-MH) and lithium rechargeable batteries and battery solutions, today announced financial results for the second quarter ended June 30, 2013.

Second Quarter 2013 Highlights

•	Net sales increased 6.1% year-over-year to $31.2 million

•	Sustained growth in lithium battery segment – lithium battery net sales up 32.9% in the second quarter of 2013 over the second quarter of 2012; total lithium battery pieces sold increased 29.0%; and a 32.2% increase in volume per ampere hour

•	Gross margin of 18.4%

•	Net income of $0.1 million attributable to Highpower International, or $0.01 per diluted share

Management Commentary

“Our lithium battery business continues to deliver excellent results. This was the strongest quarter ever for our lithium battery business,” said Mr. George Pan, Chairman and Chief Executive Officer of Highpower International. “Though our Ni-MH battery sales declined slightly for the quarter, we believe we are faring much better than some of our competitors. That said, our Ni-MH battery segment remains a sustainable business line with strong and valuable relationships.

“We are very excited about our new automated facility in Huizhou coming online later this year. It will help us address the increased demand for our lithium batteries, as we are currently operating at full capacity for this product line. With the addition of this automated facility, we believe that we are well positioned to attract larger customers and capitalize on the growing global demand for rechargeable batteries.”

“We continue to make up-front investments that are required to prepare us for accelerated growth in our lithium battery business,” said Mr. Henry Sun, Chief Financial Officer of Highpower International. “Our investments in manufacturing, research and development, sales, and marketing have all increased in anticipation of growth and have impacted our current profitability. However, we remain focused on continued profitability in the second half of 2013.”

Second Quarter 2013 Financial Results

Net sales for the second quarter ended June 30, 2013 totaled $31.2 million, a year-over-year increase of 6.1% compared with $29.4 million for the second quarter ended June 30, 2012. The increase in sales for the second quarter was driven by increased demand for our lithium batteries from new and existing customers. Our sales total were, however, partially offset by a decrease in sales from our Ni-MH battery segment.

Second quarter 2013 gross profit decreased to $5.7 million, as compared with $6.0 million for the second quarter of 2012. Gross profit margin was 18.4% for the second quarter of 2013, as compared with 20.5% for the second quarter of 2012. The year-over-year decrease in gross profit margin for the second quarter of 2013 was primarily attributable to increases in labor costs, primarily for our lithium battery segment, as we serviced the increased volume from our existing facilities, which are operating at full capacity.

R&D spending was $1.4 million for the second quarter of 2013, as compared with $1.2 million for the comparable period in 2012, reflecting the expansion of our workforce to expand our research and development and management functions.

Selling and distribution expenses were $1.4 million for the second quarter of 2013, as compared with $1.3 million for the comparable period in 2012. The year-over-year increase in selling and distribution expenses was due to the expansion of our sales force and marketing activities, participation in industry trade shows, and international travel to promote and sell our products globally.

General and administrative expenses were $2.6 million for the second quarter of 2013, as compared with $2.3 million for the second quarter of 2012. The increase was mainly due to the expansion of our workforce in various functions to support our growth.

Net income attributable to the company for the second quarter of 2013 was $109,289, or $0.01 per diluted share, based on 13.6 million weighted average shares outstanding. This compares with second quarter 2012 net income attributable to the company of $503,714 or $0.04 per diluted share, based on 13.6 million weighted average shares outstanding.

Balance Sheet

As of June 30, 2013, Highpower International had cash, cash equivalents and restricted cash totaling $27.3 million, total assets of $121.2 million, and stockholders’ equity of $31.8 million. Bank credit facilities totaled $69.0 million at June 30, 2013, of which $36.2 million was utilized and $32.8 million was available as unused credit.

Outlook

Based on our current expectations for global demand for the rechargeable battery market in 2013 and our continued shift toward mobile power sources, higher-value energy storage systems and transportation products, we are reaffirming our full-year 2013 revenue guidance to be 15% to 20% higher than our 2012 revenue levels. We also reaffirm our expectation that we will be profitable for the full year in 2013.

Conference Call and Webcast

The Company will host a conference call today at 7:00 a.m. Pacific time/10:00 a.m. Eastern time to discuss these results and answer questions.

Individuals interested in participating in the conference call may do so by dialing 877-941-9205 from the U.S. or 480-629-9771 from outside the U.S. and referencing the reservation code 4635068. Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company's Web site at www.highpowertech.com or www.InvestorCalendar.com.

About Highpower International, Inc.

Highpower International was founded in 2001 and produces high-quality Nickel-Metal Hydride (Ni-MH) and lithium-based rechargeable batteries used in a wide range of applications such as mobile devices, computer tablets, electric bikes, energy storage systems, power tools, medical equipment, digital and electronic devices, personal care products, and lighting, etc. With over 3,000 employees and advanced manufacturing facilities located in Shenzhen and Huizhou of China, Highpower is committed to clean technology, not only in the products it makes, but also in the processes of production. The majority of Highpower International's products are distributed to worldwide markets mainly in the United States, Europe, China and Southeast Asia

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 that are not historical facts. These statements  can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and the Company's future performance, operations and products. Such statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results to differ materially from the results expressed or implied by such statements and involve risks and uncertainties, including, without limitation, the current economic downturn and uncertainty in the European economy adversely affecting demand for our products; fluctuations in the cost of raw materials; our dependence on, or inability to attract additional, major customers for a significant portion of our net sales; our ability to increase manufacturing capabilities to satisfy orders from new customers; our ability to maintain increased margins; changes in the laws of the PRC that affect our operations; our ability to complete construction of and to begin manufacturing operations at our new manufacturing facilities on time; our ability to control operating expenses and costs related to the construction of our new manufacturing facilities; the devaluation of the U.S. Dollar relative to the Renminbi; our dependence on the growth in demand for portable electronic devices and the success of manufacturers of the end applications that use our battery products; our responsiveness to competitive market conditions; our ability to successfully manufacture our products in the time frame and amounts expected; the market acceptance of our battery products, including our lithium products; our ability to successfully develop products for and penetrate the electric transportation market; our ability to continue R&D development to keep up with technological changes; our exposure to product liability, safety, and defect claims; rising labor costs, volatile metal prices, and inflation; changes in foreign, political, social, business and economic conditions that affect our production capabilities or demand for our products; and various other matters, many of which are beyond our control. For a discussion of these and other risks and uncertainties see "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's public filings with the SEC.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this press release.

Financial Profiles, Inc.

Tricia Ross

+1-916-939-7285

HPJ@finprofiles.com

– financial tables to follow –

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Stated in US Dollars except Number of Shares)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	$	$	$	$

Net sales	31,177,616	29,377,682	55,576,988	49,980,465
Cost of sales	(25,443,157)	(23,369,258)	(45,079,349)	(40,299,782)
Gross profit	5,734,459	6,008,424	10,497,639	9,680,683

Research and development expenses	(1,350,997)	(1,233,585)	(2,453,465)	(2,117,931)
Selling and distribution expenses	(1,392,576)	(1,282,499)	(2,787,978)	(2,481,399)
General and administrative expenses, including stock-based compensation	(2,612,855)	(2,263,983)	(5,418,246)	(4,278,468)
Income (loss) on exchange rate difference	(180,010)	153,360	(219,957)	122,030
Gain (loss) of derivative instruments	112,335	(304,147)	222,283	32,956
Total operation expenses	(5,424,103)	(4,930,854)	(10,657,363)	(8,722,812)

Income (loss) from operations	310,356	1,077,570	(159,724)	957,871

Other income	281,236	61,185	497,385	228,218
Interest expenses	(365,146)	(301,123)	(701,412)	(313,441)
Income (loss) before taxes	226,446	837,632	(363,751)	872,648

Income taxes expenses	(159,110)	(362,941)	(207,329)	(416,266)
Net income (loss)	67,336	474,691	(571,080)	456,382

Less: net loss attributable to non-controlling interest	(41,953)	(29,023)	(71,489)	(50,517)
Net income (loss) attributable to the Company	109,289	503,714	(499,591)	506,899

Comprehensive income (loss)
Net income (loss)	67,336	474,691	(571,080)	456,382
Foreign currency translation gain (loss)	526,996	(300,800)	298,942	(155,895)
Comprehensive income (loss)	594,332	173,891	(272,138)	300,487

Less: comprehensive loss attributable to non-controlling interest	(31,257)	(46,997)	(65,475)	(68,449)
Comprehensive income (loss) attributable to the Company	625,589	220,888	(206,663)	368,936

Earnings (loss) per share of common stock attributable to the Company
- Basic and diluted	0.01	0.04	(0.04)	0.04

Weighted average number of common stock outstanding
- Basic and diluted	13,582,106	13,582,106	13,582,106	13,582,106

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Stated in US Dollars except Number of Shares)

	June 30,	December 31,
	2013	2012
	(Unaudited)
	$	$
ASSETS
Current Assets:
Cash and cash equivalents	2,666,806	6,627,334
Restricted cash	24,594,567	27,695,569
Accounts receivable, net	25,556,158	25,323,899
Notes receivable	564,427	392,242
Prepayments	4,633,723	3,223,795
Other receivables	800,984	802,907
Inventories	18,797,421	16,719,807
Total Current Assets	77,614,086	80,785,553

Property, plant and equipment, net	37,466,258	33,462,369
Land use right, net	4,411,408	4,423,348
Intangible asset, net	675,000	700,000
Deferred tax assets	907,594	762,954
Foreign currency derivatives assets	133,225	255,508

TOTAL ASSETS	121,207,571	120,389,732

LIABILITIES AND EQUITY

LIABILITIES
Current Liabilities:
Accounts payable	27,012,982	27,509,195
Deferred revenue	666,613	661,178
Short-term loan	27,636,005	20,478,604
Notes payable	20,079,201	26,397,200
Other payables and accrued liabilities	6,260,815	4,485,918
Income taxes payable	959,696	1,180,469
Current portion of long-term loan	1,941,590	1,925,762

Total Current Liabilities	84,556,902	82,638,326

Long-term loan	4,853,977	5,777,286

TOTAL LIABILITIES	89,410,879	88,415,612

COMMITMENTS AND CONTINGENCIES	-	-

Highpower International, Inc.

HIGHPOWER INTERNATIONAL, INC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (CONTINUED)

(Stated in US Dollars except Number of Shares)

	June 30,	December 31,
	2013	2012
	(Unaudited)
	$	$
EQUITY
Stockholders’ equity
Preferred Stock
(Par value: $0.0001, Authorized: 10,000,000 shares, Issued and outstanding: none)

Common stock
(Par value : $0.0001, Authorized: 100,000,000 shares, 13,582,106
shares issued and outstanding at June 30,2013 and December 31, 2012)	1,358	1,358
Additional paid-in capital	5,547,463	6,035,230
Statutory and other reserves	2,790,484	2,790,484
Retained earnings	16,791,993	17,291,584
Accumulated other comprehensive income	5,342,792	5,049,864

Total equity for the Company’s stockholders	30,474,090	31,168,520

Non-controlling interest	1,322,602	805,600

TOTAL EQUITY	31,796,692	31,974,120

TOTAL LIABILITIES AND EQUITY	121,207,571	120,389,732

Highpower International, Inc.

HIGHPOWER INTERNATIONAL, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in US Dollars)

	Six months ended June 30,
	2013	2012
	(Unaudited)	(Unaudited)
	$	$
Cash flows from operating activities
Net income (loss)	(571,080)	456,382
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	1,182,314	999,544
Allowance for doubtful accounts	(3,965)	282,127
Loss on disposal of property, plant and equipment	102,926	56,703
Income on derivative instruments	123,333	31,278
Deferred income tax	(137,726)	106,644
Share based payment	94,710	93,164
Changes in operating assets and liabilities
Accounts receivable	(41,371)	(4,971,615)
Notes receivable	(167,535)	(1,227,504)
Prepayments	(1,372,932)	591,874
Other receivable	8,451	240,454
Inventories	(1,924,454)	(2,907,198)
Accounts payable	1,414,867	5,680,116
Deferred revenue	-	652,157
Other payables and accrued liabilities	1,725,062	1,481,165
Income taxes payable	(228,533)	69,855
Net cash flows provided by operating activities	204,067	1,635,146

Cash flows from investing activities
Acquisition of plant and equipment	(7,335,376)	(8,484,171)
Acquisition of land use right	-	(1,326,010)
Net cash flows used in investing activities	(7,335,376)	(9,810,181)

Cash flows from financing activities
Proceeds from short-term bank loans	15,581,691	5,871,646
Repayment of short-term bank loans	(8,515,280)	(1,196,676)
Proceeds from long-term bank loans	-	7,914,523
Repayment of long-term bank loans	(962,603)	-
Proceeds from notes payable	20,038,103	19,682,410
Repayment of notes payable	(26,517,924)	(16,633,527)
Repayment of letter of credit	-	(2,880,000)
Proceeds from non-controlling interest	-	949,743
Increase (decrease) in restricted cash	3,280,806	(5,387,117)
Net cash flows provided by financing activities	2,904,793	8,321,002
Effect of foreign currency translation on cash and cash equivalents	265,988	(201,599)
Net decrease in cash and cash equivalents	(3,960,528)	(55,632)
Cash and cash equivalents - beginning of period	6,627,334	5,175,623
Cash and cash equivalents - end of period	2,666,806	5,119,991

Supplemental disclosures for cash flow information :
Cash paid for :
Income taxes	573,588	239,767
Interest expenses	701,412	590,399
Non-cash transactions
Accounts payable for construction in progress	1,649,807	1,501,464